New York Life Investments ETF Trust 485BPOS

Exhibit (e)(1)(b)

Distribution Agreement (New York Life Investments ETF Trust)

Schedule A Amendment to Distribution Agreement

As of the date listed below, the Distribution Agreement between ALPS Distributors, Inc. and New York Life Investments ETF Trust (the “Agreement”) is amended as follows:

1.                APPENDIX A to Exhibit 1 of the Agreement is hereby deleted in its entirety and replaced with the following new APPENDIX A:

APPENDIX A

List of Funds1

Effective as of August 26, 2025

NYLI Candriam International Equity ETF

NYLI Candriam U.S. Large Cap Equity ETF

NYLI Candriam U.S. Mid Cap Equity ETF

NYLI FTSE International Equity Currency Neutral ETF

NYLI Global Equity R&D Leaders ETF

NYLI Hedge Multi-Strategy Tracker ETF

NYLI Merger Arbitrage ETF

NYLI U.S. Large Cap R&D Leaders ETF

ALPS DISTRIBUTORS, INC.		NEW YORK LIFE INVESTMENTS ETF TRUST

By:	/s/ Stephen Kyllo	By:	/s/ Jack R. Benintende

Name:	Stephen Kyllo	Name:	Jack R. Benintende

Title:	Senior Vice President & Director	Title:	Vice President

1 This Appendix A may be amended upon execution of an amended Appendix A signed by the Parties hereto.